EXHIBIT 99.2 -- Report of Management as to compliance with minimum servicing
		standards for the year ended.

a)

AURORA LOAN SERVICES
A Lehman Brothers Company


   			Report of Management


We, as members of management of Aurora Loan Services Inc. (the "Company"), are responsible for complying with the minimum servicing standards as set forth in the Mortage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers ("USAP"). We are also responsible for establishing and maintaining effective internal control over compliance with these standards.
We have performed an evaluation of the Company's compliance with the minimum servicing standards as set forth in the USAP as of November 30, 2004 and for the year then ended. Based on this evaluation, we assert that during the year ended November 30, 2004, the Company complied, in all material respects, with the minimum servicing standards set forth in the USAP.

As of and for this same period, the Company had in effect a fidelity bond policy and an errors and omissions policy in the amounts of $60 million and $70 million, respectively.



                                       Very truly yours,

				       /s/  Bruce Witherall
                                       Bruce Witherall
                                       Chief Executive Officer

                                       /s/ Rick Skogg
                                       Rick Skogg
                                       Co-Chief Operating Officer

                                       /s/ Roy Browning
                                       Roy Browning
                                       Chief Financial Officer

                                       /s/ William Napier
                                       William Napier
                                       Controller

b)

                       [JPMorgan Chase logo]


						Exhibit I

           Management's Assertion Concerning Compliance with USAP Minimum Servicing Standards


March 11, 2005


As of and for the year ended December 31, 2004, Chase Home Finance LLC (formerly known as Chase Manhattan Mortgage Corporation) (the "Company") has complied in all material respects with the minimum servicing standards (the "Standards") set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers ("USAP"). These Standards are applicable only to the Company's prime and subprime mortgage portfolios.

As of and for this same period, the Company had in effect fidelity bond and errors and omissions policies in the amount of $250,000,000 and $25,000,000, respectively.



/s/ Thomas L. Wind                      /s/ Scott Powell
Thomas L. Wind                          Scott Powell
Co-Chief Executive Officer              Co-Chief Executive Officer
Chase Home Finance LLC                  Chase HOme Finance LLC


/s/ Terry L. Gentry
Terry L. Gentry
SVP of Servicing
Chase Home Finance LLC

c)

[COLONIAL SAVINGS logo]



 Management's Assertion Concerning Compliance with USAP Minimum Servicing
                             Standards

November 10, 2004


As of and for the year ended September 30, 2004, Colonial Savings, F.A. has complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers.

As of and for this same period, Colonial Savings, F.A. had in effect a fidelity bond and errors and omissions policy in the amount of $10,000,000.


/s/ Jim E. DuBose
Jim E. DuBose
President and Chief Executive Officer

/s/ Ben Dempsey
Ben Dempsey
Senior Vice President and Chief Financial Officer


d)

                                         PO Box 84013
                                    Columbus, GA 31908-4013


                                [GreenPoint Mortgage logo]
                                         Servicing Division
                  Management Assertion

March 17, 2005


As of and for the year ended December 31, 2004, GreenPoint Mortgage Funding, Inc. (the "Company") has complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers, except for the following:


 In certain circumstances, the mortgage interest rate changes on certain Home Equity Lines of Credit were not adjusted at the appropriate date in accordance with the mortgagor'sloan documents. This resulted in the mortgagor being overcharged for the period from the interest rate change until the correct effective date, which was the first day of the following month. This error was identified by Management and the systemic issue that caused the incorrect calculation of interest was resolved prior to the issuance of this letter.


As of and for the year ended December 31, 2004, the Company had in effect a fidelity bond in the amount of $25,000,000 for a single loss limit and an aggregate limit of liability of $50,000,000 and an errors and omissions policy in the amount of $25,000,000 for a single loss limit and no aggregate limit of liability.


Very truly yours,

GreenPoint Mortgage Funding, Inc., as Servicer


 /s/ S.A. Ibrahim                            /s/ Dave Petrini
Name: S.A. Ibrahim                         Name: Dave Petrini
Title: Chief Executive Officer	      Title: Chief Financial Officer


 /s/ Mike De Francesco
 Name: Mike De Francesco
 Title: Senior Vice President Loan Administration

e)

[National City Mortage logo]

                              National City Mortgage Co.
                              A Subsidiary of National City Bank of Indiana 3232 Newmark Drive Miamisburg, Ohio 45342
                              Telephone: (937) 910-1200


                                Mailing Address:
                                P.O. Box 1820
                                Dayton, Ohio 45401-1820



      Management's Assertion on Compliance with Minimum Servicing
   Standards Set Forth in the Uniform Single Attestation Program for
                          Mortgage Bankers

                        Report of Management

We, as members of managemnet of National City Mortgage Co. (NCM), are responsible for complying with the minimum servicing standards as set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers (USAP). We are also responsible for establishing and maintaining effective internal control over compliance with these standards. We have performed an evaluation of NCM's compliance with the minimum servicing standards as set forth in the USAP as of December 31, 2004 and for the year then ended. Based on this evaluation, we assert that during the year ended December 31, 2004, NCM complied, in all material respects, with the minimum servicing standards set forth in the USAP.

As of and for this same period, NCM had in effect a fidelity bond policy in the amount of $200 million and an errors and omissions policy in the amount of $250 million.



                             /s/ T. Jackson Case, Jr.
                             T. Jackson Case, Jr., Executive Vice President

                                             March 4, 2005

f)



[Ocwen logo]



MANAGEMENT ASSERTION ON COMPLIANCE WITH USAP

March 11,2005

As of and for the year ended December 31, 2004,except as specifically noted below, Ocwen Federal Bank
FSB (the "Bank") has complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers Association of America's ("MBA's") Uniform Single Attestation
Program for Mortgage Bankers ("USAP").

 Standard: Reconciliations shall be prepared on a monthly basis for all custodial bank accounts and related bank clearing accounts. These reconciliations shall be mathematically accurate, be prepared within forty five (45) calendar days of the cutoff date;
be reviewed and approved by someone other than the person who prepared the reconciliation; and document explanations for reconciling items. These reconciling items shall be resolved within ninety (90) calendar days of their original identification.


Certain reconciling items which arose during the year ended December 31, 2004 were not cleared within 90 days of their original identification. Management has developed and implemented an action plan and continues to resolve outstanding reconciling items. All significant reconciling items have been isolated and reviewed by the Bank, and the Bank believes these items will not have a material impact on the status of any custodial accounts.


 Standard: Adjustments on ARM loans shall be computed based on the related mortgage note and any ARM rider.

Certain ARM loans serviced by the Bank have odd due dates (i.e., due dates other than the first day of the month). The mortgage notes or ARM riders for some of the odd due date loans establish a look-back date for the applicable index at a certain number of days prior to each Change Date, for example, 45 days prior to the effective Change Date. The Bank determines the look-back date by using a 30-day month when subtracting the actual number of look-back days stated in the Mortgage Note or ARM rider from the effective Change Date. Some months that have more or less than 30 days may therefore have a miscalculated look-back date, resulting in the index rate being used on an incorrect date, but generally no more than a two-business day difference. This has resulted in some minor differences in the calculated monthly payment amount, which could be either higher or lower, depending on the movement in interest rates.

Management has implemented a corrective action plan to revise the internal procedures for processing these types of ARM adjustments, which includes adjusting the borrower accounts where necessary.
The Bank believes that these differences did not have a material impact on any mortgagor or investor.


As of and for this same period, the Bank had in effect a fidelity bond in the amount of $15,000,000 and an errors and omissions policy in the amount of $5,000,000,

/s/Ronald M Faris
Ronald M. Faris
President


/s/ Scott W. Anderson
Scott W. Anderson
Senior Vice President of Residential Assets

/s/ Brian J. LaForest
Brian J. LaForest
Director of Investor Reporting

/s/Paul E. Neff
Paul E. Neff
Director of Servicing Operations

g)

[THirdFederal logo]
Savings & Loan





December 21, 2004

As of and for the year ended September 30, 2004, Third Federal Savings & Loan Association of Cleveland (the "Association") has complied, in all material respects, with the minimum servicing standards set forth in Appendix I (the "Standards"). The Standards are based on the Mortgage Bankders Association of America's Uniform
Single Attestation Program for Mortgage Bankers. As of and for this same period, the Association had in effect a fidelity bond policy in the amount of $10,000,000 and an errors and omissions policy in the amount of $1,000,000 per occurrence.


/s/ Marc Stefanski
Marc Stefanski
Chairman of the Board and Chief Executive Officer


/s/ David Huffman
David Huffman
Chief Financial Officer


/s/ Kevin Alexander
Kevin Alexander
Vice-President of Secondary Marketing



Third Federal, 7007 Broadway Avenue, Cleveland, Ohio 44105 216-429-5000, 1-888-THIRD_FED www.thirdfederal.com

								APPENDIX I

Minimum Servicing Standards as set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers.

I.	CUSTODIAL BANK ACCOUNTS

1. Reconciliations shall be prepared on a monthly basis for all custodial bank accounts and related bank clearing accounts. These reconciliations shall:
- Be mathematically accurate;
- Be prepared within forty-five (45) calendar days after the cutoff date;
- Be reviewed and approved by someone other than the person who prepared the reconciliation; and
- Document explanations for reconciling items. These reconciling items shall be resolved within ninety (90) calendar days of their original identification.

2. Funds of the servicing entity shall be advanced in cases where there is an overdraft in an investor1s or a mortgagor's account.
3. Each custodial account shall be maintained at a federally insured depository institution in trust for the applicable investor.
4. Escrow funds held in trust for a mortgagor shall be returned to the mortgagor within thirty (30) calendar days of payoff of the mortgage loan.
II.	MORTGAGE PAYMENTS

1. Mortgage payments shall be deposited into the custodial bank accounts and related bank clearing accounts within two business days of receipt.
2. Mortgage payments made in accordance with the mortgagor's loan documents shall be posted to the applicable mortgagor records within two business days of receipt.
3. Mortgage payments shall be allocated to principal, interest, insurance, taxes or other escrow items in accordance with the mortgagor's loan documents.
4. Mortgage payments identified as loan payoffs shall be allocated in accordance with the mortgagor's loan documents.
III.	DISBURSEMENTS

1. Disbursements made via wire transfer on behalf of a mortgagor or investor shall be made only by authorized personnel.
2. Disbursements made on behalf of a mortgagor or investor shall be posted within two business days to the mortgagor's or investor's records maintained by the servicing entity.
3. Tax and insurance payments shall be made on or before the penalty or insurance policy expiration dates, as indicated on tax bills and insurance premium notices, respectively, provided that such support has been received by the servicing entity at least thirty (30) calendar days prior to these dates.
4. Any late payment penalties paid in conjunction with the payment of any tax bill or insurance premium notice shall be paid from the servicing entity's funds and not charged to the mortgagor, unless the late payment was due to the mortgagor's error or omission.
5. Amounts remitted to investors per the servicer's investor reports shall agree with cancelled checks, or other form of payment, or custodial bank statements.
6. Unused checks shall be safeguarded so as to prevent unauthorized access.
IV.	INVESTOR ACCOUNTING AND REPORTING

1. The servicing entity's investor reports shall agree with, or reconcile to, investors' records on a monthly basis as to the total unpaid principal balance and number of loans serviced by the servicing entity.
V.	MORTGAGOR LOAN ACCOUNTING

1. The servicing entity's mortgage loan records shall agree with, or reconcile to, the records of mortgagors with respect to the unpaid principal balance on a monthly basis.
2. Adjustments on ARM loans shall be computed based on the related mortgage note and any ARM rider.
3. Escrow accounts shall be analyzed, in accordance with the mortgagor's loan documents, on at least an annual basis.
4. Interest on escrow accounts shall be paid, or credited, to mortgagors in accordance with the applicable state laws.
VI.	DELINQUENCIES

1. Reports documenting collection efforts shall be maintained during the period a loan is in default and shall be updated at least monthly. Such records shall describe the entity's activities in monitoring delinquent loans including, for example, phone calls, letters and mortgage payment rescheduling plans in cases where the delinquency is deemed temporary (e.g., illness or unemployment').
VII. INSURANCE POLiCIES

1. A fidelity bond and errors and omissions policy shall be in effect on the servicing entity throughout the reporting period in the amount of coverage represented to investors in management's assertion.

h)

Wachovia Mortgage Corporation
Corporate Mortgage Services Division
NC1045
401 South Tryon Street, 22nd Floor
Charlotte, NC 28288

Tel 800 691-4912

                                                       [Wachovia logo]


                        MANAGEMENT ASSERTION

As of and for the year ended December 31, 2004, Wachovia Mortgage Corporation complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers. As of and for the same period, Wachovia Mortgage Corporation had in effect a fidelity bond and errors and omissions policy in the amount of $200 million and $20 million, respectively.


/s/ C.D. Davies                                       March 11, 2005
C.D. Davies, President/                                    Date
                       Chief Executive Officer


/s/ Debbie Craig                                      March 11, 2005
Debbie Craig, Senior Vice President/                       Date
                       Chief Financial Officer


/s/ Tim Schuck                                        March 11, 2005
Tim Schuck, Vice President/                                Date
                       Director of Servicing